Exhibit 10.21

FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This First Amendment to Credit and Security Agreement (“Amendment”) is entered into as of August 18, 2009, by and between REAL D, a California corporation (“Borrower”) and City National Bank, a national banking association (“CNB”).

RECITALS

A.                                   Borrower and CNB are parties to that certain Credit and Security Agreement, dated as of July 26, 2007 (the “Credit Agreement”).

B.                                     Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.                                       Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.                                       Amendments. The Credit Agreement is amended as follows:

2.1                                 Sections 1.3, 1.5, 1.12, 1.18, 1.19.5, 1.37 and 1.54 are deleted in their entirety and reserved for future use.

2.2                                 Sections 1.7, 1.17, 1.20, 1.21, 1.23, 1.24, 1.39, 1.47 and 1.53 in the Definitions section are stricken and replaced with the following:

1.7                                 “Borrowing Base” will be in an amount, determined by CNB, equal to the lesser of (a) the sum of (i) seventy five percent (75%) of Eligible Recurring Revenues, plus (ii) fifty percent (50%) of the Paid Admission Based Payments, or (b) the Backlog divided by 3. In no event will the Borrowing Base exceed the lesser of the Revolving Credit Commitment.

1.17                           “EBITDA” will be determined on a consolidated basis for Borrower and the Subsidiaries, in accordance with GAAP, and means the sum of (a) net income after eliminating extraordinary gains and losses, plus (b) interest expense, plus (c) provisions for income taxes, plus (d) property and use taxes not reimbursed to Borrower, plus (e) depreciation and amortization, plus (f) monitoring fees (in an aggregate amount not to exceed $350,000.00 per year) paid by Borrower to Shamrock, plus (g) restructuring charges, severance costs and reserves (including restructuring charges relating to acquisitions and the consolidation of facilities), plus (h) impairment of long lived assets, each of such items determined based on the months in the fiscal period ending on the date of determination.

1.20                           “Eligible Period” means, for any measurement date, (a) for purposes of calculating the Borrowing Base, the twelve (12) month period beginning on the measurement date, and (b) for purposes of calculating the Backlog, the thirty-six (36) month period beginning on the measurement date.

1.21                           “Eligible Recurring Revenues” means, for any Eligible Period, the sum of Release Based Payments plus Scheduled License Payments.

1.23                           “Facility Fee” is $62,500.

1.24                           “Fixed Charges” means, as of the date of determination, the sum (without duplication) of (a) the aggregate amount of Current Maturity of Long-Term Debt (“Current Maturity of Long-Term Debt” means that portion Borrower’s consolidated long-term liabilities, determined in accordance with GAAP for borrowed money, which will, by the terms thereof, become due and payable within one (1) year following the date of the balance sheet upon which such calculations are based; provided, however, that the outstanding principal balance of the Loans due and payable within such one (1) year period shall not be included in Fixed Charges), plus (b) all interest incurred on borrowed money, plus (c) provisions for income taxes, plus (d) all capital expenditures for maintenance, other than any costs related to the roll-out of new REAL D 3-D theater systems, each of such items to be determined based on the number of months elapsed in the fiscal period ending on the date of determination. Capital expenditures for maintenance will specifically exclude (i) any replacement of Z Screens with XLs (i.e., upgrades), and (ii) any purchases of Digital Link Projectors and servers. The provision for income taxes will specifically exclude sales and use taxes and property taxes.

1.39                           “Paid Admission Based Payments” means, for an Eligible Period, with respect to those Eligible License Agreements under which royalty payments are based on an admission fee for each paid admission for each Screen for each motion picture the estimated box office receipts shown on the Paid Admission Based Payments Schedule provided by Borrower to CNB.

1.47                           “Revolving Credit Commitment” or “Commitment” means CNB’s commitment to make the Loans in the aggregate principal amount outstanding at any one time of up to (a) Fifteen Million Dollars ($15,000,000.00) if the minimum number of Screens is less than 3,300, (b) Twenty Million Dollars ($20,000,000) if the minimum number of Screens equals or exceeds 3,300 but are less than 3,450, and (c) Twenty Five Million Dollars ($25,000,000.00) if the minimum number of Screens equals or exceeds 3,450.

1.53                           “Termination Date” means the earlier to occur of (a) July 31, 2010, or (b) the Initial Public Offering Date, unless the term of this Agreement is renewed by CNB for an additional period under Section 3, or such earlier terminated date under Section 9.3 upon the occurrence of an Event of Default. Upon any renewal, the Termination Date will be the renewed maturity date determined by CNB.

2.3                                 New Sections 1.55, 1.56, 1.57, 1.58, 1.59 and 1.60 are added as follows:

1.55                           “Backlog” means, for an Eligible Period, an amount, determined by CNB, equal to the sum of (a) one hundred percent (100%) of Eligible Recurring Revenues plus (b) fifty percent (50%) of the Paid Admission Based Payments shown on the Paid Admission Based Payments Schedule; provided, however, that the amount of

Released Based Payments included in Eligible Recurring Revenues shall be based on a maximum number of 5,000 Screens for any motion picture. For the purposes of this calculation, all 3-D motion pictures that are announced by studios to occur with releases scheduled shall be included, even if the release has been scheduled for a period (e.g. Christmas 2011 or Summer 2012) rather than a specific date, and the related box office receipts (whether estimated or actual) shall include those for both foreign and domestic Screens.

1.56                           “Backlog Report” means a report, in form and substance satisfactory to CNB, executed by Borrower to evidence the Backlog.

1.57                           “First Amendment” means that certain First Amendment to Credit and Security Agreement dated as of August 18, 2009 between CNB and Borrower.

1.58                           “Initial Public Offering Date” means the date on which Borrower completes an initial public stock offering or a debt offering , either case, in excess of Fifty Million Dollars ($50,000,000.00) in the aggregate to Persons who are not shareholders of Borrower as of the date of the First Amendment.

1.59                           “Paid Admission Based Payments Schedule” means, a schedule, in form and substance satisfactory to CNB, listing of the motion pictures scheduled or tentatively scheduled for release (and whether or not then titled) in the next twelve (12) month and thirty-six (36) month periods from the date of determination, the release date of each such motion picture, and the estimated box office receipts and resulting Paid Admission Based Payments for each such motion picture for such periods; provided, however, that the estimated box office receipts and resulting Paid Admission Based Payments due to Borrower shall be calculated based on an assumed ticket price of $10.00 and a $.50 Paid Admission Based Payment. For the purposes of this calculation, all 3-D motion pictures that are announced by studios to occur with releases scheduled shall be included, even if the release has been scheduled for a period (e.g. Christmas 2011 or Summer 2012) rather than a specific date, and the related box office receipts (whether estimated or actual) shall include those for both foreign and domestic Screens.

1.60                           “Change in Control” means (a) that date upon which both Stephen Royer and Andy Howard are no longer members of the Board of Directors of Borrower, or (b) any merger or other acquisition of Borrower with an unrelated third party in circumstances in which those shareholders holding a majority of the outstanding capital stock of Borrower prior to such transaction no longer do so after the closing of such transaction, or a sale of all or substantially all of the assets of Borrower to an unrelated third party.

2.4                                 Section 2.1.1 is stricken and replaced with the following:

2.11                           Interest. The Loans will bear interest from disbursement until due (whether at stated maturity, by acceleration on otherwise) at an annual rate equal to, at Borrower’s option, either (a) for a LIBOR Loan, the LIBOR Interest Rate plus four and one-quarter percent (4.25%), or (b) for a Prime Loan, the fluctuating Prime Rate plus two and three-quarters percent (2.75%). Interest on the Loans and other charges incurred under this Agreement will accrue daily and be payable (a) except in respect of a LIBOR Loan, quarterly in arrears, commencing on October 1, 2009, and on the first day of January, April and July thereafter; (b) if a LIBOR Loan, on the last day of each Interest Period therefore and upon any prepayment thereof (to the extent accrued on the amount prepaid); and (c) at the Termination Date. A Loan tied to the LIBOR Interest Rate is called a “LIBOR Loan,” and a Loan tied to the Prime Rate is called a “Prime Loan.” A Loan will be a Prime Loan any time it is not a LIBOR Loan.

2.5                                 Section 2.3 is stricken and replaced with the following:

2.3                                 Prepayments.

2.3.1                        Optional Prepayments. Subject to the provisions of Section 2.6, Borrower will have the right to prepay, without premium or penalty, all or any portion of the Loans; provided, that on each prepayment, Borrower will pay the accrued interest on the prepaid principal, to the date of such prepayment.

2.3.2.                     Mandatory Prepayment. Subject to the provisions of Section 2.6, Borrower agrees that on the Initial Public Offering Date, or in the event of a Change in Control, Borrower will repay in full the Obligations. In addition, if at any time the Backlog is less than three (3) times the outstanding aggregate principal balance of the Loans, Borrower shall prepay to CNB fifty percent (50%) of each Paid Admission Based Payment, Release Based Payment and Scheduled License Payment due and received by Borrower under License Agreements until such time as the Backlog equals or exceeds three (3) times the outstanding aggregate principal balance of the Loans.

2.6                                 Clause (c) in Section 2.6 is amended by deleting the phrase “the Administrative Agent” contained therein and inserting in its place and stead “CNB”.

2.7                                 Section 6.2 is stricken and replaced with the following:

6.2                                 Financial Statements. Borrower will furnish to CNB on a continuing basis:

6.2.1                        Within thirty (30) days after the end of each month, or sooner if available, a financial statement consisting of not less than a balance sheet, income statement, reconciliation of net worth and statement of cash flows, prepared consistent with prior periods and in accordance with GAAP, which financial statement may be internally prepared;

6.2.2                        Within one hundred fifty (150) days after the close of Borrower’s fiscal year, a copy of the annual audit report for Borrower and the Subsidiaries, including therein a balance sheet, income statement, reconciliation of net worth and statement of cash flows, with notes thereto, the balance sheet, income statement and statement of cash flows to be audited by a certified public accountant acceptable to CNB, certified by such accountant to have been prepared in accordance with GAAP and accompanied by the following: (a) supporting schedules of costs of goods sold, operating expenses and other income and expense items, and (b) Borrower’s certification as to whether any event has occurred which constitutes an Event of Default or Potential Event of Default, and if so, stating the facts with respect thereto;

6.2.3                        Within forty five (45) days after the end of each quarterly accounting period of each fiscal year, Borrower’s Covenant Compliance Certificate; and

6.2.4                        Upon request by CNB, a copy of the Federal Income Tax Return of Borrower.

2.7                                 Section 6.3.3 is stricken and replaced with the following:

6.3.3                        Within thirty (30) days after the end of each month, a Borrowing Base Certificate, together with the Backlog Report, including the Paid Admission Based Payments Schedule.

2.8                                 Sections 6.10 and 6.11 are stricken and replaced with the following:

6.10                           Financial Tests. Borrower will maintain:

6.10.1                  EBITDA of not less than (a) $3,000,000.00 for the fiscal quarter ending September 30, 2009, (b) $6,000,000.00 for the six month fiscal period ending December 31, 2009, (c) $9,000,000.00 for the nine month fiscal period ending March 31, 2010, and (d) $12,000,000.00 for the trailing twelve months ending June 30, 2010 and each trailing twelve months thereafter, measured on a quarterly basis; and

6.10.2                  A ratio of EBITDA to Fixed Charges of not less than 1.25 at all times, with the measurements of EBITDA and Fixed Charges based on the fiscal periods specified in Section 6.10.1 above.

6.11                           Minimum Screens. Borrower will have Screens subject to License Agreements of not less than (a) 3,200 from the date of the First Amendment through March 30, 2010, and (b) 4,000 on and after March 31, 2010.

2.9                                 The Covenant Compliance Certificate in Exhibit A is stricken and replaced with the one attached to this Amendment.

3.                                       Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4.                                       Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB’s satisfaction:

4.1                                 CNB shall have received this Amendment duly executed by Borrower;

4.2                                 CNB shall have received a separate Continuing Guaranty from and executed by each of the Guarantors guarantying repayment of all Obligations of Borrower to CNB; and

4.3                                 CNB shall have received an amendment fee equal to $50,000.00.

5.                                       Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                       Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

“Borrower”	REAL D,
a California corporation

	By:	/s/ Michael V. Lewis
Michael V. Lewis, Chairman and Chief
Executive Officer

“CNB”	City National Bank, a national
banking association

	By:	/s/ Aaron Cohen
Aaron Cohen, Senior Vice President

EXHIBIT A

COVENANT COMPLIANCE CERTIFICATE

The undersigned,                                                , the                                      of REAL D, a California corporation (“Borrower”) delivers this certificate pursuant to the Credit and Security Agreement (the “Credit Agreement”) dated as of July 26, 2007, between Borrower and City National Bank (“CNB”), as amended. Terms and Section numbers used herein shall have the same meaning as the Credit Agreement.

The undersigned certifies the accuracy of this Certificate as of                                              , (the “Effective Date”).

1.	EBITDA (Section 6.10.1)

	1.1	EBITDA:

		1.1.1	Net income (after eliminating extraordinary gains and losses):	$

		1.1.2	All interest on Debt:	$

		1.1.3	Cash paid for income taxes (including property and use taxes not reimbursed to Borrower):	$

		1.1.4	Depreciation and Amortization:	$

		1.1.5	Monitoring fees (in an aggregate amount not to exceed $350,000.00 per year) paid by Borrower to Shamrock	$

		1.1.6	1.1.1, 1.1.2, 1.1.3, 1.1.4, plus 1.1.5	$

Required: Not less than $                                      .. [In blank space insert figure required in Credit Agreement]

2.             Ratio of EBITDA to Fixed Charges (Section 6.10.2):

2.1	EBITDA (from 1.1.6 above):		$

2.2	Fixed Charges:

	2.2.1	Current Maturity of Long Term Debt:	$

	2.2.2	Interest incurred on borrowed money:	$

1

	2.2.3	Cash paid for Income Taxes (excluding property and sales and use taxes not reimbursed to Borrower):	$

2.2.4

Maintenance Capital Expenditures (excluding (a) any replacement of Z Screens with XLs (i.e. upgrades), (b) purchases of Digital Link projectors and servers and (c) any costs related to the roll-out of new REAL D 3-D theater systems):

$

	2.2.5	Total of 2.2.1, 2.2.2, 2.2.3, and 2.2.4:	$

2.3	Ratio of 2.1 to 2.2:		to one (1)

Required: At least              to 1 [In blank space insert figure required in Credit Agreement]

3.	Minimum Screens (Section 6.11)

Required: At least                     [In blank space insert figure required in Credit Agreement]

CERTIFICATION:

Each of the above stated information is true and correct as of the date hereof and Borrower has met each of the Conditions set forth in Section 4.2 of the Credit Agreement, and no Events of Default or Potential Events of Default presently exist.

I declare under penalty of perjury that the foregoing is true and correct.

Date:
(Signature and Title)

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